EXHIBIT 1

Joint Filing Agreements and Powers of Attorney

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.01 per share, of LINKBANCORP, Inc. be included as an Exhibit to such joint filing. The undersigned hereby authorize George Parmer to sign the statement on Schedule 13D, and/or any amendment thereto, and file it with the Securities and Exchange Commission on their behalf. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 3rd day of March 2023.

Parmer Family 2016 Continuity Trust, by its trustee, Bridgeford Trust Company LLC

/s/ George Parmer	/s/ Doug Mikkonen
George Parmer	Name: Doug Mikkonen
Title: Senior Vice President

Residential Warranty Company LLC	The Parmer Family Partnership, LP

/s/ George Parmer	/s/ George Parmer
George Parmer	George Parmer
Manager	General Partner

Eastern Atlantic Insurance Company	Parmer 2016 Descendants Transfer Trust share Jeaneve, by its trustee, Bridgeford Trust Company LLC

/s/ George Parmer	/s/ Doug Mikkonen
George Parmer	Name: Doug Mikkonen
President	Title: Senior Vice President

Western Pacific Mutual Insurance Company	Parmer 2016 Descendants Transfer Trust share Adam, by its trustee, Bridgeford Trust Company LLC

/s/ George Parmer	/s/ Doug Mikkonen
George Parmer	Name: Doug Mikkonen
President	Title: Senior Vice President